Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-191476) on Form N-1A of AXS Alternative Growth Fund, AXS Aspect Core Diversified Strategy Fund, AXS Chesapeake Strategy Fund, AXS Managed Futures Strategy Fund and AXS Multi-Strategy Alternatives Fund, each a separate series of the Investment Managers Series Trust II, of our report dated November 30, 2020, relating to our audits of the consolidated financial statements and consolidated financial highlights for AXS Alternative Growth Fund, AXS Aspect Core Diversified Strategy Fund, AXS Chesapeake Strategy Fund and AXS Managed Futures Strategy Fund, and our audit of the financial statements and financial highlights for AXS Multi-Strategy Alternatives Fund, which appear in the September 30, 2020 Annual Report to Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our firm in this Registration Statement (No. 333-191476) on Form N-1A of AXS Alternative Growth Fund, AXS Aspect Core Diversified Strategy Fund, AXS Chesapeake Strategy Fund, AXS Managed Futures Strategy Fund, AXS Multi-Strategy Alternatives Fund, AXS Thomson Reuters Private Equity Return Tracker Fund and AXS Tomson Reuters Venture Capital Return Tracker Fund, each a separate series of the Investment Managers Series Trust II, under the captions “Financial Highlights,” "Independent Registered Public Accounting Firm," “Service Providers,” “Portfolio Holdings Information” and “Financial Statements” in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

January 28, 2021